Exhibit 99.1
CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
of
SERIES B PERPETUAL PREFERRED STOCK
of
ECHO THERAPEUTICS, INC.
(Pursuant to Section 151 of the Delaware General Corporation Law)
     Echo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that the Board of Directors of the Company (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Company’s previously authorized Preferred Stock, par value $.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:
I. DESIGNATION AND AMOUNT
     The designation of this series, which consists of Forty Thousand (40,000) shares of Preferred Stock, is the Series B Perpetual Preferred Stock (the “Series B Preferred Stock”) and the face amount shall be Ten Thousand Dollars($10,000) per share (the “Face Amount”). The Series B Preferred Stock shall only be issued (i) pursuant to the Purchase Agreement between the Company and the purchasers named therein dated as of June 30, 2009 (the “Purchase Agreement”) or (ii) with the prior written consent of all of the holders of the outstanding shares of Series B Preferred Stock.
II. CERTAIN DEFINITIONS
     For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:
     A. “business day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.
     B. “Issuance Date” means the date of the closing under the Stock Purchase Agreement by and among the Company and the investors named therein (the “Purchase Agreement”), pursuant to which the Company sells, and such investors purchase, shares of Series B Preferred Stock upon the terms and conditions stated therein.

     C. “Holders” means the holders of a majority of the then outstanding shares of Series B Preferred Stock.
     D. “Preferred Stock Certificates means the original certificates representing the Series B Preferred Stock.
     E. “trading day” means any day on which the principal United States securities exchange, trading market or automated quotation service where the Common Stock is then listed, traded or quoted, is open.
III. DIVIDENDS
     The holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Company legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or any other class or series of capital stock of the Company designated in the future to be junior to the Series B Preferred Stock with respect to the payment of dividends at a rate per annum of eight percent (8%). The Company shall have the option, in its sole discretion, to pay such dividends in (i) cash or (ii) in-kind in the form of additional Series B Preferred Stock with a total Face Amount equal to such dividend payment. Such dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on January 1, 2010. In the event that the Series B Preferred Stock is outstanding on the twelve (12) month anniversary of the Issuance Date, the dividend rate shall increase to a rate of ten percent (10%) per annum and, in the event that the Series B Preferred Stock is outstanding on the eighteen (18) month anniversary of the Issuance Date, the dividend rate shall increase to a rate of twelve percent (12%) per annum.
IV. REDEMPTION
     A. Mandatory Redemption. The Company shall be obligated to redeem the Series B Preferred Stock within two (2) business days following the occurrence of any of the events set forth below:
1.	In the event that the Company completes an equity or equity linked financing with gross proceeds of $8 million or greater, the Company shall redeem one hundred percent (100%) of the outstanding Series B Preferred Stock, including all accrued and unpaid dividends thereon;

2.	In the event that the Company completes an equity or equity linked financing with gross proceeds of $5 million or greater, the Company shall redeem an amount of Series B Preferred Stock equal to fifty percent (50%) of the original amount of outstanding Series B Preferred Stock issued pursuant to the Purchase Agreement, including all accrued and unpaid dividends thereon;

3.	In the event that the Company completes an equity or equity linked financing with gross proceeds of less than $5 million, the Company shall use twenty percent (20%) of the gross proceeds of such financing to redeem outstanding Series B Preferred Stock, including all accrued and unpaid dividends thereon, on a pro rata basis;

4.	In the event that the Company receives proceeds from any licensing, partnership or similar agreement(s) or any milestone payments resulting from such licensing, partnering or similar agreement(s), the Company shall use twenty percent (20%) of the gross proceeds to redeem outstanding Series B Preferred Stock, including all accrued and unpaid dividends thereon, on a pro rata basis; and

5.	In the event that the Company completes a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person, the Company shall use the gross proceeds of such transaction to redeem the outstanding Series B Preferred Stock, including all accrued and unpaid dividends thereon to the date of redemption.
In each case, the redemption price per share shall be equal to the sum of the Face Amount and the accrued and unpaid dividends thereon, whether or not declared, to the redemption date. The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.
     B. Optional Redemption. The Company, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Subsection IV.C below, at a redemption price per share equal to the sum of the Face Amount and the accrued and unpaid dividends thereon, whether or not declared, to the redemption date. The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.
     C. Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least fifteen (15) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Subsection IV.C shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
     D. Partial Redemption. In case of any redemption of part of the shares of Series B Preferred Stock at the time outstanding (including pursuant to Section IV(A) above), the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable. Subject to the provisions hereof, the Company shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
     E. Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been paid by the Company, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption without interest.
V. RANK
     All shares of the Series B Preferred Stock shall rank (i) prior to the Company’s Common Stock, any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders of at least sixty-seven percent (67%) of the Series B Preferred Stock obtained in accordance with Article VIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock), and all of the Company’s outstanding securities, with the exception of the Senior Convertible Promissory Notes due on February 12, 2011 (collectively with the Common Stock, “Junior Securities”); (ii) pari passu with any class or series of capital stock of the Company hereafter created (with the written consent of the Holders of at least sixty-seven percent (67%) of the Series B Preferred Stock obtained in accordance with Article VIII hereof) specifically ranking, by its terms, on parity with the Series B Preferred Stock (the “Pari Passu Securities”); and (iii) junior to the $312,247 in original principal amount of Senior Convertible Notes issued to Gemini Master Fund Ltd. February 11, 2008 and due on February 12, 2011 (the “Gemini Notes”), and any class or series of capital stock of the Company hereafter created (with the written consent of the Holders of at least sixty-seven percent (67%) of the Series B Preferred Stock obtained in accordance with Article VIII hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.
VI. LIQUIDATION PREFERENCE
     A. Priority in Liquidation. In the event that the Company shall liquidate, dissolve or wind up its affairs (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series B Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu

Securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of Senior Securities, if any, the holders of the Series B Preferred Stock and the holders of Pari Passu Securities, if any, shall be sufficient to permit the payment to such holders of the preferential amounts payable thereon, then after such payment shall be made in full to the holders of Senior Securities, if any, the holders of the Series B Preferred Stock and the holders of Pari Passu Securities, if any, the remaining assets and funds available for distribution shall be distributed to the holders of any Junior Securities entitled to a liquidation preference in payment of the aggregate liquidation preference of all such holders. After such payment shall be made in full to the holders of any Junior Securities entitled to a liquidation preference, the remaining assets and funds available for distribution shall be distributed ratably among the holders of shares of any class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution and the holders of the Common Stock, with the holders of shares of Preferred Stock deemed to hold the number of shares of Common Stock into which such shares of Preferred Stock are then convertible. The holders of Series B Preferred Stock shall not be entitled to participate in any such liquidating distribution beyond the payment of the Liquidation Preference set forth herein.
     B. Definition of Liquidation Preference. The “Liquidation Preference” with respect to each share of Series B Preferred Stock means an amount equal to the Face Amount thereof plus any accrued but unpaid dividends thereon. The Liquidation Preference with respect to any Pari Passu Securities, if any, shall be as set forth in the Certificate of Designation filed in respect thereof or the security instrument, as applicable.
VII. VOTING RIGHTS
     The holders of the Series B Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the “DGCL”), in this Article VII and in Article VIII below.
     Notwithstanding the above, the Company shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder of Series B Preferred Stock, at least fifteen (15) days prior to the record date specified therein (or forty-five (45) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.
     To the extent that under the DGCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IX) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.
VIII. PROTECTION PROVISIONS
     So long as any shares of Series B Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Holders of at least sixty-seven percent (67%) of the Series B Preferred Stock:
          (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock;
          (ii) increase the par value of the Common Stock;
          (iii) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions;
          (iv) sell all or substantially all of the assets of the Company unless, as a condition thereof and in connection therewith, all of the Series B Preferred Stock is redeemed in full, together with accrued and unpaid dividends thereon.
          (v) merge the Company with or into another entity unless as a condition thereof and in connection therewith, all of the Series B Preferred Stock is redeemed in full, together with accrued and unpaid dividends thereon; or
          (vi) cause or authorize any subsidiary of the Company to engage in any of the foregoing actions.
Notwithstanding the foregoing, no change pursuant to this Article VIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series B Preferred Stock then outstanding.
In addition, so long as twenty-five percent (25%) of the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement are outstanding, the Company shall not, and shall not permit any subsidiary of the Company to, create, issue or permit to exist any Senior Securities, or enter into any agreement, commitment, understanding or other arrangement to create or issue any Pari Passu Securities, Senior Securities or Indebtedness other than the Gemini Notes, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Holders of at least sixty-seven percent (67%) of the Series B Preferred Stock. For the purposes of this Section VIII, “Indebtedness” shall mean (a) any liabilities for borrowed money for amounts owed in excess of $250,000, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP and (d) any liabilities for trade accounts payable incurred in the ordinary course of business in excess of an aggregate $2,500,000, provided, that to the extent that trade accounts payable exceed $1,500,000, the Company shall note be permitted to pay any cash bonus to any employee of the Company or any subsidiary thereof. Other than Permitted Liens, the Company shall not, and shall not permit any subsidiary to, enter into, create, incur, assume or suffer to exist any liens, security interests, charges, claims or other encumbrances of any kind (collectively, “Liens”), on or with respect to any of their respective property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom. “Permitted Liens” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; or (b) Liens imposed by law which were incurred in the ordinary course of the Company’s or its subsidiaries’ business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s or its subsidiaries’ business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or its subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; or (c) Liens, if any, securing the Gemini Notes.
IX. MISCELLANEOUS
     A. Cancellation of Series B Preferred Stock. If any shares of Series B Preferred Stock are redeemed or repurchased by the Company, the shares so redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.
     B. Lost or Stolen Preferred Stock Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series B Preferred Stock.

     C. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a holder under this Certificate of Designation (as payment upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Company to substantiate the holder’s claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.
     D. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     E. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the holders thereof) upon the written consent of the Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.
     F. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Company to Echo Therapeutics, Inc., 10 Forge Parkway, Franklin, Massachusetts 02038, Telephone: (508) 553-8850, Facsimile: (508) 553-8760, Attention: Secretary, and (ii) if to any holder to the address set forth under such holder’s name on the execution page to the Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.
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     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company this 29th day of June, 2009.

ECHO THERAPEUTICS, INC.
By:	Patrick T. Mooney
	Name:	Patrick T. Mooney
	Title:	Chief Executive Officer